Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-239108 and 333-238275 on Form S-3, Nos. 333-225876 and 333-209847 on Form S-1, and Nos. 333-189318, 333-181999, 333-174861, 333-167454, 333-159927, 333-147458 and 333-145795 on Form S-8 of our report dated March 9, 2021, relating to the consolidated financial statements of Creative Realities, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte and Touche LLP

Louisville, Kentucky

March 9, 2021